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As filed with the Securities and Exchange Commission on April 5, 2005

Registration Nos. 333-
333-121618

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACUSPHERE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3208947 (I.R.S. Employer Identification No.)

500 Arsenal Street
Watertown, Massachusetts 02472
(617) 648-8800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Sherri C. Oberg
President and Chief Executive Officer
Acusphere, Inc.
500 Arsenal Street
Watertown, Massachusetts 02472
(617) 648-8800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Lawrence S. Wittenberg, Esq.
Goodwin Procter LLP
53 State Street
Boston, Massachusetts 02109
(617) 570-1000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)(4)	Proposed Maximum Offering Price Per Unit(4)(5)(6)	Proposed Maximum Aggregate Offering Price(5)(7)	Amount of Registration Fee

Common Stock, par value $.01 per share

Preferred Stock, par value $.01 per share

Subordinated Debt Securities

Senior Debt Securities

Warrants

Total:	$57,000,000		$57,000,000	$6,709

(1)
This registration statement also covers (i) Debt Securities, Preferred Stock and Common Stock that may be issued upon exercise of Warrants and (ii) such indeterminate amount of securities as may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)
Pursuant to Rule 429 under the Securities Act of 1933, as amended, this registration statement is being consolidated with securities previously registered by the registrant under Registration Statement on Form S-3 (File No. 333-121618) (the "Prior Registration Statement") which remain unsold. In February 2004 the registrant completed the sale of $45,000,000 of convertible preferred stock under the Prior Registration Statement, including up to approximately $12,000,000 of additional shares of common stock which may, under certain circumstances and only at the registrant's option, be issued by the registrant in lieu of dividends upon the automatic or voluntary conversion of the convertible preferred stock. Securities in the amount of $43,000,000 which remain unsold by the registrant are hereby consolidated into this registration statement pursuant to Rule 429. The total amount registered under this registration statement and the Prior Registration Statement as so consolidated is $100,000,000.
(3)
An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $100,000,000 (on a consolidated basis) or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater principal amount as shall result in an aggregate initial offering price of $100,000,000 (on a consolidated basis).
(4)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.
(5)
Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended and exclusive of accrued interest, if any.
(6)
The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.
(7)
Includes consideration to be received by us for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

        Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included herein is a combined prospectus which also relates to securities previously registered on Registration Statement on Form S-3 (File No. 333-121618) (the "Prior Registration Statement") that remain unsold in the amount of $43,000,000. A registration fee with respect to such unsold securities in the amount of $4,238 has previously been paid. This registration statement constitutes Post-Effective Amendment No. 1 to the registrant's Prior Registration Statement. Such post-effective amendment shall become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933, as amended. The aggregate amount of securities covered by this registration statement and the Prior Registration Statement is $100,000,000.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 5, 2005

PROSPECTUS

ACUSPHERE, INC.

$100,000,000
Common Stock
Preferred Stock
Subordinated Debt Securities
Senior Debt Securities
Warrants

        This prospectus relates to common stock, preferred stock, subordinated debt securities, senior debt securities and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        Our common stock is traded on the Nasdaq National Market under the symbol "ACUS." Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange or the Nasdaq Stock Market of the securities covered by such prospectus supplement.

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 2 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors." You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 200  .

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
ABOUT ACUSPHERE, INC.	1
CORPORATE INFORMATION	1
RISK FACTORS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	18
USE OF PROCEEDS	20
RATIO OF EARNINGS TO FIXED CHARGES	20
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	21
DESCRIPTION OF DEBT SECURITIES	24
DESCRIPTION OF WARRANTS	35
PLAN OF DISTRIBUTION	37
LEGAL MATTERS	38
EXPERTS	38
WHERE YOU CAN FIND MORE INFORMATION	38
INCORPORATION BY REFERENCE	38

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" carefully before making an investment decision.

        Unless the context otherwise requires, in this prospectus, "Acusphere," "the Company," "we," "us," "our" and similar names refer to Acusphere, Inc. and its subsidiaries.

ABOUT ACUSPHERE, INC.

        We are a specialty pharmaceutical company that develops new drugs and improved formulations of existing drugs using our proprietary porous microparticle technology. We are focused on developing proprietary drugs that can offer significant benefits such as improved safety and efficacy, increased patient compliance, greater ease of use, expanded indications or reduced cost. Our three product candidates for which we have clinical data are designed to address large unmet clinical needs within cardiology, oncology and asthma. Our lead product candidate is a cardiovascular drug in Phase III clinical development for the detection of coronary heart disease, the leading cause of death in the United States.

        We created our three initial product candidates using technology that enables us to control the size and porosity of microparticles in a versatile manner, so we can customize the microparticles to address the delivery needs of a variety of drugs. We are focused on creating porous microparticles that are smaller than red blood cells. Small microparticles are important for delivering drugs intravenously so that they can pass through the body's smallest blood vessels, for increasing the surface area of a drug so that the drug will dissolve more rapidly, and for delivering drugs to the lung via inhalation. Porosity is important for entrapping gases in microparticles, for controlling the release rate of the drug from a microparticle, and for targeting inhaled drugs to specific regions of the lung.

        A more detailed description of our business can be found in our most recent annual report on Form 10-K.

CORPORATE INFORMATION

        We were organized as a Delaware corporation on July 12, 1993. Our principal executive offices are located at 500 Arsenal Street, Watertown, Massachusetts 02472. Our telephone number at that location is (617) 648-8800. Our website is located at www.acusphere.com. The information contained on our website is not part of this prospectus.

RISK FACTORS

        The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in Acusphere and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the following risks, in addition to the other information contained in this prospectus and the other documents incorporated by reference into this prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business, results of operation and financial condition. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer.

Risks Related to Our Company

We have not generated any product revenue to date, and we may not achieve profitability for some time, if at all.

        We are focused on product development and we have not generated any revenue from commercial sales of our products to date. We have incurred losses each year of our operations and we expect to continue to incur operating losses for the next several years. The process of developing our products requires significant clinical, development and laboratory testing and clinical trials as well as regulatory approvals. In addition, commercialization of our product candidates will require us to establish sales, marketing and manufacturing capabilities, either through internal hiring or through contractual relationships with others. We expect our research and development and general and administrative expenses will increase over the next several years.

If we fail to obtain regulatory approvals for our product candidates under development, and in particular our lead product candidate AI-700, we will not be able to generate revenues from the commercialization or sale of our product candidates.

        We must receive regulatory approval of each of our product candidates before we can commercialize or sell that product candidate. The pre-clinical laboratory testing, formulation development, manufacturing and clinical trials of any product candidates we develop independently or in collaboration with third parties, as well as the distribution and marketing of these product candidates, are regulated by numerous federal, state and local governmental authorities in the United States, principally the FDA, and by similar agencies in other countries. The development and regulatory approval process takes many years, requires the expenditure of substantial resources, is uncertain and subject to delays, and will thus delay our receipt of revenues, if any, from any of our product candidates. We cannot assure you that our clinical trials will demonstrate the safety and efficacy of any of our product candidates or will result in marketable products.

        No product can receive FDA approval unless human clinical trials show both safety and efficacy for each target indication in accordance with FDA standards. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late stage clinical trials even after achieving promising results in early stage development. We therefore cannot assure you that the results from our Phase 2 clinical trials for AI-700 will be predictive of results obtained in our Phase 3 clinical trials. Many of the patients in our AI-700 clinical trial have coronary heart disease. As part of our AI-700 Phase 3 clinical trials, patients will be exposed to potential safety risks associated with a stress test, including risks associated with a pharmacological stressor, and AI-700. Given the nature of the AI-700 Phase 3 clinical trial, including administering AI-700 to larger numbers of at-risk patients and new clinical sites, adverse events are expected to be encountered during the clinical trial. Adverse events are also likely to be encountered in clinical trials for our other products, which clinical trials also include at-risk patients. If significant adverse events are detected and these events are attributable to our products, such events could delay, limit or prevent regulatory agency approval. Further, data obtained from pre-clinical and clinical activities are subject to varying interpretations that could delay, limit or prevent regulatory agency approval. We cannot assure you that our Phase 3 plan for AI-700 will successfully address the concerns of the FDA or that the results of the Phase 3 program will establish the safety and efficacy of AI-700 sufficiently for us to obtain regulatory approval.

        We may also encounter delays or rejections based on our inability to enroll enough patients to complete our clinical trials. We may also encounter delays, resulting from the need to enroll more patients than we currently plan for in our clinical trials, based on our inability to enroll a mix of patients that is consistent with our estimated clinical trial enrollment or a change in the sample size required to meet the study endpoints. Patient enrollment depends on many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites, and the eligibility criteria for the study and the freedom to operate with respect to intellectual property. Delays in planned patient enrollment, or the need to enroll more patients, may result in increased costs and delays, which could have a harmful effect on our ability to develop products. We may encounter delays or rejections based on changes in regulatory agency policies during the period in which we develop a drug or the period required for review of any application for regulatory agency approval of a particular compound. On May 1, 2004, changes went into effect in the regulation of clinical trials in Europe. Our continuing compliance with these changes could lead to delays to our clinical trials. We also may encounter delays in the event we are unable to produce clinical trial material in sufficient quantities and of sufficient quality to meet the schedule for our planned clinical trials. In addition, we rely on a number of third parties, such as clinical research organizations, to help support the clinical trials by performing independent clinical monitoring, data acquisition and data evaluations. Any failure on the part of these third parties could delay the regulatory approval process.

        Failure to obtain regulatory approval or any delay or setback in obtaining regulatory agency approvals could:

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    adversely affect our ability to market any drugs we develop independently or with collaborative partners;

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    impose additional costs and diminish any competitive advantages that we may attain; or

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    adversely affect our ability to generate royalties.

In particular, failure to obtain approval or substantial delays in obtaining approval for our lead product candidate, AI-700, would delay our receipt of product revenues and materially adversely affect our business, financial condition and results of operations.

        We cannot be certain that we will obtain any regulatory approvals in other countries and the failure to obtain these approvals may materially adversely affect our business, financial condition and results of operations. In order to market our products outside of the United States, we and our current, and potential future, collaborative partners must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. The approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks associated with obtaining FDA approval detailed above. Approval by the FDA does not ensure approval by the regulatory authorities of other countries. In addition, many countries outside the United States require a separate review process prior to marketing to determine whether their national health insurance scheme will pay for newly approved products, as well as the price which may be charged for a product.

Our products, if approved, may fail to achieve market acceptance.

        There can be no assurance that any products we successfully develop, if approved for marketing, will achieve market acceptance or generate significant revenues. Each of our product candidates is intended to replace or alter existing therapies or procedures, and hospitals, physicians or patients may conclude that these products are less safe or effective or otherwise less attractive than these existing therapies or procedures. For example, our lead product candidate, AI-700, is a contrast agent for use in ultrasound imaging procedures which will compete with existing nuclear imaging and stress echocardiography. Hospitals, physicians or patients may prefer these existing procedures to AI-700 enhanced ultrasound imaging. If our products do not receive market acceptance for any reason, it would adversely affect our business, financial condition and results of operations.

        Further, our competitors may develop new technologies or products that are more effective or less costly, or that seem more cost-effective, than our products. We can give no assurance that hospitals, physicians, patients or the medical community in general will accept and use any products that we may develop.

If we cannot raise additional capital on acceptable terms, we may be unable to complete planned clinical trials, obtain regulatory approvals or commercialize our product candidates.

        We will require substantial future capital in order to continue to conduct the research and development, clinical and regulatory activities necessary to bring our product candidates to market and to establish commercial manufacturing, marketing and sales capabilities. Our future capital requirements will depend on many factors, including:

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    the progress of pre-clinical development and laboratory testing and clinical trials;

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    the timing of construction and size to which we expand our manufacturing capabilities;

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    the time and costs involved in obtaining regulatory approvals;

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    the number of product candidates we pursue;

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    the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; and

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    the establishment of selected strategic alliances and activities required for product commercialization.

        We intend to seek additional funding through strategic collaborations and may seek funding through private or public sales of our securities or by licensing all or a portion of our technology. This funding may significantly dilute existing stockholders or may limit our rights to our technology.

        We cannot assure you that we can obtain additional funding on reasonable terms, or at all. If we raise additional funds by issuing equity securities, our stock price may decline, our existing stockholders may experience significant dilution, and the newly issued securities may have rights superior to those of our common stock. If we raise additional funds by issuing debt, we may be subject to limitations on our operations and such debt may have rights senior to the debentures, if issued. If we cannot obtain adequate funds, we may:

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    terminate or delay clinical trials for one or more of our product candidates;

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    delay our establishment of sales, marketing and/or manufacturing capabilities;

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    curtail significant product development programs that are designed to identify new product candidates;

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    relinquish rights to our technologies or product candidates; and/or

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    terminate or delay build-out and commissioning of our commercial manufacturing facility.

Claims by other companies that we infringe their proprietary technology may result in liability for damages or stop our development and commercialization efforts.

        Competitors and other third parties may initiate patent litigation against us in the United States or in foreign countries based on existing patents or patents that may be granted in the future. Many of our competitors have obtained patents covering products and processes generally related to our products and processes, and they may assert these patents against us. Moreover, there can be no assurance that these competitors have not sought or will not seek additional patents that may cover aspects of our technology. As a result, there is a greater likelihood of a patent dispute than would be expected if our competitors were pursuing unrelated technologies.

        While we conduct patent searches to determine whether the technologies used in our products infringe patents held by third parties, numerous patent applications are currently pending and may be filed in the future for technologies generally related to our technologies, including many patent applications that remain confidential after filing. Due to these factors and the inherent uncertainty in conducting patent searches, there can be no guarantee that we will not violate third-party patent rights that we have not yet identified.

        We know of U.S. and foreign patents issued to third parties that relate to aspects of our product candidates. There may also be patent applications filed by these or other parties in the United States and various foreign jurisdictions that relate to some aspects of our product candidates, which, if issued, could subject us to infringement actions. In particular, we are aware of U.S. and foreign patents owned by third parties, including potential competitors, that arguably cover aspects of our AI-700 contrast agent. We and several of these parties have recently been actively engaged in opposing the grant of European patents with claims that arguably cover aspects of our AI-700 product. Parties may contest patents in Europe prior to contesting the counterpart patents in the United States because of procedural differences between European and U.S. patent laws as well as economic considerations. There is a significant possibility that one or more of these third parties will use litigation to assert their patents in the United States or Europe.

        The owners or licensees of these and other patents may file one or more infringement actions against us. In addition, a competitor may claim misappropriation of a trade secret by an employee hired from that competitor. Any such infringement or misappropriation action could cause us to incur substantial costs defending the lawsuit and could distract our management from our business, even if the allegations of infringement or misappropriation are unwarranted. The defense of multiple claims could have a disproportionately greater impact. Furthermore, a party making this type of claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from making, using, selling, offering for sale or importing our products or prevent our customers from using our products. If a court determined or if we independently concluded that any of our products or manufacturing processes violated third-party proprietary rights, our clinical trials could be delayed and there can be no assurance that we would be able to reengineer the product or processes to avoid those rights, or to obtain a license under those rights on commercially reasonable terms, if at all.

If we are unable to protect our intellectual propriety rights, our competitors may develop and market products with similar features that may reduce demand for our products, and we may be prevented from establishing collaborative relationships on favorable terms.

        The following factors are important to our success:

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    receiving patent protection for our product candidates;

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    maintaining our trade secrets;

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    not infringing on the proprietary rights of others; and

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    preventing others from infringing our proprietary rights.

        We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets.

        We try to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. Because the patent position of pharmaceutical companies involves complex legal and factual questions, the issuance, scope and enforceability of patents cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented. Thus, any patents that we own or license from others may not provide any protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Furthermore, others may independently develop similar technologies or duplicate any technology that we have developed. The laws of many foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States.

        We also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. We try to protect this information by entering into confidentiality agreements with parties that have access to it, such as our corporate partners, collaborators, employees and consultants. Any of these parties may breach the agreements and disclose our confidential information or our competitors might learn of the information in some other way. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

        In order to protect or enforce our patent rights, we may initiate patent litigation against third parties in the United States or in foreign countries. In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority of inventions. The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings would be costly and divert our technical and management personnel from their normal responsibilities. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

        Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure could materially adversely affect our business and financial results.

We have never manufactured any of our product candidates in commercial quantities, and if we fail to develop an effective manufacturing capability for our products, including our lead product candidate AI-700, we may be unable to commercialize these products.

        We have no experience in manufacturing our products for commercial use and limited experience in designing equipment for the manufacture of our products. We are working to build out and qualify a commercial manufacturing facility in Tewksbury, Massachusetts and to demonstrate that we can produce AI-700 at a commercial manufacturing scale prior to our filing of a NDA for AI-700 and, subject to required regulatory approvals, we intend to manufacture AI-700 in this facility for commercial use. We can not assure you that we will be able to successfully manufacture our products in sufficient quantities for commercial sale, or obtain the necessary regulatory approvals for such commercial manufacture, at all or in a timely or economical manner. Our intention to manufacture AI-700 or other products exposes us to the following risks, any of which could delay or prevent the approval of our products by the FDA or corresponding state and foreign agencies, or the commercialization of our products, or result in higher costs or inability to meet demand for AI-700 leading to potential revenue loss, and any of which would have a material adverse impact on our business, financial condition and results of operations.

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    Manufacturers often encounter difficulties in achieving volume production, quality control and quality assurance. Accordingly, we might not be able to manufacture sufficient quantities of drugs to meet our clinical schedules or to commercialize our products.

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    Manufacturers are obliged to manufacture in highly controlled environments and to operate in accordance with FDA and international mandated current good manufacturing practices, or cGMPs. For our clinical trials we have relied on contract manufacturers for such facilities and cGMP compliance. In July 2004, we entered into a lease for a facility in Tewksbury, Massachusetts that we intend to convert into a commercial manufacturing facility for AI-700. Creation and qualification of a commercial manufacturing environment requires significant expertise and capital resources, including the development of advanced manufacturing techniques and process controls and is subject to local and state planning approvals. Manufacturers of pharmaceutical products often encounter difficulties in constructing and qualifying new manufacturing facilities and in production, especially in scaling-up initial production. A failure within this new facility to establish and follow cGMPs and to document adherence to such practices may lead to significant delays in the availability of material for our NDA filing or commercial production for AI-700 and may delay or prevent filing or approval of marketing applications for our products or the ability to continue to manufacture the products. Certain of these delays would further require us to continue to operate this facility and incur related costs.

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    Manufacture of our product candidates, in preparation for filing a NDA and for commercial production, will each initially require and rely on a single commercial manufacturing site, directly or through a contract manufacturer, without the backup of a second site that is qualified for commercial manufacture of the product. Qualification of another manufacturing site can be expensive and time consuming. Prior to using product from a new manufacturing site, we must demonstrate that the specifications for the product are consistent with the specifications for the product as it was manufactured at a prior qualified site or we must clinically or otherwise demonstrate that the safety and efficacy of the product produced in the new manufacturing site is consistent with the product as it was manufactured at the prior site. Demonstrating such consistency may be difficult, expensive or time consuming. In addition, before we would be able to produce product for commercial use at a new facility, it will have to undergo a pre-approval inspection by the FDA and corresponding state and foreign agencies. Once approved, drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA and corresponding state and foreign agencies to ensure strict compliance with cGMPs, other government regulations and corresponding foreign standards. Failure to maintain compliance with cGMP or with safety or environmental regulations could result in penalties, product recalls or restrictions on the use of the manufacturing site.

        Under the terms of our collaboration agreement with Nycomed, we are responsible for the commercial manufacture of AI-700 for marketing and sale by Nycomed in Europe. Failure to manufacture AI-700 in a timely manner or on an economic basis, or in sufficient quantities, could jeopardize our relationship with Nycomed. We do not currently have a European sales force, nor do we have experience with regard to the commercialization, marketing, sale or distribution of pharmaceutical products in Europe, and we rely entirely on Nycomed for this expertise. Any termination of our relationship with Nycomed would have a material adverse impact on our business, financial condition and results of operations.

We have removed our AI-700 manufacturing equipment from the facilities of our third party contract manufacturer and currently have no facility within which to manufacture AI-700 until the new commercial manufacturing facility is built-out and qualified or until other arrangements are made.

        We have removed our AI-700 manufacturing equipment from the facilities of a third-party contract manufacturer. We believe that we have sufficient inventory of AI-700 clinical trial material to complete our Phase 3 program. However, there can be no assurance that such inventory will prove sufficient or that the inventory will not get damaged or otherwise disqualified. Currently, we have no facility within which to manufacture AI-700 until the new commercial manufacturing facility is built-out and qualified or until other arrangements are made. If we lack sufficient inventory of AI-700 clinical trial material to complete our Phase 3 program or are unable to manufacture sufficient inventory on a timely basis, our Phase 3 program could be delayed and would consequently delay our ability to commercialize AI-700. These delays could have a material adverse effect on our business, financial condition and results of operations.

If third-party manufacturers of our products fail to devote sufficient time and resources to our concerns, or if their performance is substandard, our clinical trials may be delayed and our costs may rise.

        We may rely substantially on third-party contract manufacturers to supply, store and distribute our potential products for our clinical trials and other development needs. Our reliance on these third-party manufacturers will expose us to the following risks, any of which could delay or prevent the completion of our clinical trials, the approval of our products by the FDA, or the commercialization of our products, result in higher costs, or deprive us of additional product candidates, and any of such effects would have a material adverse impact on our business, financial condition and results of operations.

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    Contract manufacturers often encounter difficulties in achieving volume production, quality control and quality assurance, as well as shortages of qualified personnel. Accordingly, a manufacturer might not be able to manufacture sufficient quantities of drugs to meet our clinical schedules.

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    Contract manufacturers are obliged to operate in accordance with FDA-mandated current good manufacturing practices, or cGMPs. A failure of these contract manufacturers to establish and follow cGMPs and to document their adherence to such practices may lead to significant delays in the availability of material for clinical study and may delay or prevent filing or approval of marketing applications for our products.

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    For production of clinical trial material for each of our current product candidates we will initially rely on a single manufacturer. Changing these or future manufacturers may be difficult and the number of potential manufacturers is limited. Changing manufacturers may require re-validation of the manufacturing processes and procedures in accordance with FDA-mandated cGMPs. Such re-validation may be costly and time-consuming. It may be difficult or impossible for us to find replacement manufacturers on acceptable terms quickly, or at all.

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    Our contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to produce, store and distribute our products successfully. Our manufacturing levels, while important to us, can represent relatively small fractions of the overall business of most qualified contract manufactures. As a result, the contract manufacturers may not provide us with the attention that we need or may be unwilling to adapt to necessary changes in our manufacturing requirements.

        Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA and corresponding state and foreign agencies to ensure strict compliance with cGMPs, other government regulations and corresponding foreign standards. While we are obligated to audit the performance of third party contractors, we do not have control over our third-party manufacturers' compliance with these regulations and standards. Failure by our third-party manufacturers or us to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of the government to grant market approval of drugs, delays, suspension or withdrawal of approvals, seizures or recalls of product, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect our business.

We may not be able to manufacture our products in commercial quantities, which would prevent us from marketing our products.

        To date our product candidates have been manufactured in small quantities for pre-clinical and clinical trials. If any of these product candidates are approved by the FDA or foreign regulatory authorities for commercial sale, we will need to manufacture them in larger quantities. For AI-700, it is our intention to seek regulatory approval after we have demonstrated that we can manufacture AI-700 at a larger batch scale than is being used for clinical trial materials. We cannot assure you that we will be able to successfully increase the manufacturing capacity or manufacture at a larger batch scale, whether on our own or in collaboration with third party manufacturers, for any of our product candidates in a timely or economic manner, or at all. Significant scale-up of manufacturing may require certain additional validation studies, which the FDA must review and approve. If we are unable to successfully increase the manufacturing capacity for a product candidate, the regulatory approval or commercial launch of that product candidate may be delayed or there may be a shortage in supply of that product candidate. Our product candidates require precise, high-quality manufacturing. Our failure to achieve and maintain these high manufacturing standards, including controlling the incidence of manufacturing errors and maintaining reliable product packaging for diverse environmental conditions, could result in patient injury or death, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously hurt our business.

Materials necessary to manufacture our products may not be available, which may delay our development and commercialization activities.

        Only a few facilities manufacture some of the raw materials necessary to manufacture our products. If we need to purchase a raw material that is in limited supply for our clinical trials, or for commercial distribution if we obtain marketing approval of a product candidate, we cannot assure you that one or more suppliers would be able to sell us that raw material at the time we need it and on commercially reasonable terms. If we change suppliers for any of these materials or any of our suppliers experiences a shutdown or disruption in the facilities used to produce these materials, due to technical, regulatory or other problems, it could harm our ability to manufacture our products. Our inability to obtain required raw materials for any reason could substantially impair our development activities or the production, marketing and distribution of our products.

We have no experience selling, marketing or distributing our products and no internal capability to do so.

        If we receive regulatory approval to commence commercial sales of any of our products, we will face competition with respect to commercial sales, marketing and distribution. These are areas in which we have no experience. To market any of our products directly, we must develop a direct marketing and sales force with technical expertise and supporting distribution capability. Alternatively, we may engage a pharmaceutical or other healthcare company with an existing distribution system and direct sales force to assist us. There can be no assurance that we will successfully establish sales and distribution capabilities either on our own or in collaboration with third parties or gain market acceptance for our products. To the extent we have or will enter co-promotion or other licensing arrangements, any revenues we receive will depend on the efforts of third parties and there can be no assurance that our efforts will succeed.

We will establish collaborative relationships, and those relationships may expose us to a number of risks.

        We will rely on a number of significant collaborative relationships with pharmaceutical or other healthcare companies for our manufacturing, research funding, clinical development and/or sales and marketing performance. Reliance on collaborative relationships poses a number of risks, including the following:

    •
    we cannot effectively control whether our corporate partners will devote sufficient resources to our programs or product candidates;

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    disputes may arise in the future with respect to the ownership of rights to technology developed with collaborators;

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    disagreements with collaborators could delay or terminate the research and development, regulatory approval or commercialization of product candidates, or result in litigation or arbitration;

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    corporate partners may have considerable discretion in electing whether to pursue the development of any additional product candidates and may pursue technologies or products either on their own or in collaboration with our competitors; and

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    collaborators with marketing rights may choose to devote fewer resources to the marketing of our product candidates than they do to product candidates of their own development.

        In July 2004, we entered into a collaboration, license and supply agreement with Nycomed in which we granted Nycomed rights to develop and market AI-700 in Europe. There can be no assurance that the regulatory goals, sales targets and other objectives of this agreement will be achieved. Failure to achieve these goals, targets and objectives would result in our inability to receive license, milestone, royalty and other payments under this agreement, which would have a material adverse impact on our business, financial condition and results of operations including, under certain conditions, reduction of royalty rates, delays in regulatory approvals and product sales, penalties and termination of the agreement. Under certain provisions of this collaboration agreement, if the Company fails in any material respect to use all commercially reasonable efforts to carry out referenced obligations under the agreement, we would be obligated to pay Nycomed liquidated damages of up to $12 million. Although we plan to carry out all of these obligations, which we believe are in our control, there can be no assurance that termination of this agreement will not occur or that such termination would not result in the Company incurring liquidated damages of up to $12 million.

        Given these risks, our current and future collaborative efforts may not be successful. Failure of these efforts could delay our product development or impair commercialization of our products, and could have a material adverse effect on our business, financial condition and results of operations.

Competition in the pharmaceutical industry is intense, and if we fail to compete effectively our financial results will suffer.

        We engage in a business characterized by extensive research efforts, rapid developments and intense competition. We cannot assure you that our products will compete successfully or that research and development by others will not render our products obsolete or uneconomical. Our failure to compete effectively would materially adversely affect our business, financial condition and results of operations. We expect that successful competition will depend, among other things, on product efficacy, safety, reliability, availability, timing and scope of regulatory approval and price. Specifically, we expect important factors will include the relative speed with which we can develop products, complete the clinical, development and laboratory testing and regulatory approval processes and supply commercial quantities of the product to the market.

        We expect competition to increase as technological advances are made and commercial applications broaden. In commercializing our initial product candidates and any additional products we develop using our HDDS and PDDS technologies, we will face substantial competition from large pharmaceutical, biotechnology and other companies, universities and research institutions.

    •
    AI-700, our ultrasound contrast agent and lead product candidate, if approved for marketing and sale, will compete with nuclear stress tests, the current standard of care in myocardial perfusion imaging. Nuclear contrast agents that are approved for use in myocardial perfusion imaging include products marketed by GE Healthcare, Bristol-Myers Squibb and Tyco International. In 2004, the cost of a nuclear stress test was approximately $770 per procedure. In addition, GE Healthcare, Bristol-Myers Squibb and Imcor have developed ultrasound contrast agents that have been approved by the FDA for use in LVO and EBD in patients with suboptimal images, and in the future they may seek to broaden their products to include stress echo and myocardial perfusion assessment. Moreover, we are aware that other companies, such as Bracco, are developing ultrasound contrast agents for wall imaging and for radiology applications, and that Point Biomedical is developing an ultrasound contrast agent specifically for myocardial perfusion imaging. In 2004, Point announced that it had recently completed two pivotal Phase 3 trials for this contrast agent and planned to file an NDA with the FDA. Finally, some cardiologists may find it satisfactory to use stress echo without contrast for the detection of coronary heart disease.

    •
    AI-850, our reformulation of paclitaxel, if approved for marketing and sale, will also face intense competition from companies such as American Pharmaceutical Partners, NeoPharm and Sonus Pharmaceuticals, which are applying significant resources and expertise to developing reformulations of paclitaxel for intravenous delivery. In early 2005, American Pharmaceutical Partners received FDA approval for their product. Other companies, such as Cell Therapeutics, are developing new chemical entities that involve paclitaxel conjugated, or chemically bound, to another chemical.

    •
    AI-128, our sustained release formulation of an asthma drug, if approved for marketing and sale, will also face intense competition. Companies such as Alkermes possess technology that may be suitable for sustained release pulmonary drug delivery and may have competitive programs that have not been publicly announced or may decide to begin such programs in the future. In addition, large pharmaceutical companies that market FDA-approved asthma drugs may be developing sustained release versions of their asthma drugs that would compete with our product candidates.

        Relative to us, most of our competitors have substantially greater capital resources, research and development staffs, facilities and experience in conducting clinical trials and obtaining regulatory approvals, as well as in manufacturing and marketing pharmaceutical products. Many of our competitors may achieve product commercialization or patent protection earlier than we will.

Furthermore, we believe that some of our competitors have used, and may continue to use, litigation to gain a competitive advantage. Finally, our competitors may use different technologies or approaches to the development of products similar to the products we are seeking to develop.

If we are unable to retain key personnel and hire additional qualified scientific, sales and marketing, and other personnel, we may not be able to successfully achieve our goals.

        We depend on the principal members of our scientific and management staff. The loss of these principal members' services might significantly delay or prevent the achievement of research, development or business objectives and could materially adversely affect our business, financial condition and results of operations. We do not maintain key person life insurance on any of these principal members. We do not have employment contracts with any of these principal members.

        Our success depends, in large part, on our ability to attract and retain qualified scientific and management personnel such as these individuals. We face intense competition for such personnel and consultants. We cannot assure you that we will attract and retain qualified management and scientific personnel in the future.

        Further, we expect that our potential expansion into areas and activities requiring additional expertise, such as further clinical trials, governmental approvals, commercial manufacturing and marketing, will place additional requirements on our management, operational and financial resources. We expect these demands will require an increase in management and scientific personnel and the development of additional expertise by existing management personnel. The failure to attract and retain such personnel or to develop such expertise could materially adversely affect prospects for our success.

We expect to develop international operations that will expose us to additional business risks.

        We expect, whether directly or through collaborative relationships, to develop operations outside the United States in order to market and distribute our products. Regardless of the extent to which we seek to develop these operations ourselves or in collaboration with others, we cannot be sure that our international efforts will be successful. Any expansion into international markets will require additional resources and management attention and will subject us to new business risks. These risks could lower the prices at which we can sell our products or otherwise have an adverse effect on our operating results. Among the risks we believe are most likely to affect any international operations are:

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    different regulatory requirements for approval of our product candidates;

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    dependence on local distributors;

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    longer payment cycles and problems in collecting accounts receivable;

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    adverse changes in trade and tax regulations;

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    the absence or significant lack of legal protection for intellectual property rights;

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    political and economic instability; and

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    currency risks.

Risks Relating to Our Industry

Even if we obtain marketing approval, our products will be subject to ongoing regulatory review.

        If regulatory approval of a product is granted, such approval may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for costly, post-marketing follow-up studies. As to products for which marketing approval is obtained, the manufacturer of the product and the manufacturing facilities will be subject to continual review and periodic inspections by the FDA and other regulatory authorities. In addition, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record keeping related to the product will remain subject to extensive regulatory requirements. The subsequent discovery of previously unknown problems with the product, manufacturer or facility may result in restrictions on the product or the manufacturer, including withdrawal of the product from the market. We may be slow to adapt, or we may never adapt, to changes in existing requirements or adoption of new requirements or policies.

        If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Market acceptance of our products will be limited if users of our products are unable to obtain adequate reimbursement from third-party payors.

        Government health administration authorities, private health insurers and other organizations generally provide reimbursement for products like our product candidates, and our commercial success will depend in part on these third-party payors agreeing to reimburse patients for the costs of our products. Even if we succeed in bringing any of our proposed products to market, we cannot assure you that third-party payors will consider our products cost-effective or provide reimbursement in whole or in part for their use.

        Significant uncertainty exists as to the reimbursement status of newly approved health care products. Each of our product candidates is intended to replace or alter existing therapies or procedures. These third-party payors may conclude that our products are less safe, effective or cost-effective than these existing therapies or procedures. Therefore, third-party payors may not approve our products for reimbursement.

        If third-party payors do not approve our products for reimbursement or fail to reimburse them adequately, sales will suffer as some physicians or their patients will opt for a competing product that is approved for reimbursement or is adequately reimbursed. Even if third-party payors make reimbursement available, these payors' reimbursement policies may adversely affect the ability of us and our potential collaborators to sell our products on a profitable basis.

        Moreover, the trend toward managed healthcare in the United States, the growth of organizations such as health maintenance organizations, and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of healthcare services and products, resulting in lower prices and reduced demand for our products which could adversely affect our business, financial condition and results of operations.

        In addition, legislation and regulations affecting the pricing of pharmaceuticals may change in ways adverse to us before or after the FDA or other regulatory agencies approve any of our proposed products for marketing. While we cannot predict the likelihood of any of these legislative or regulatory proposals, if any government or regulatory agencies adopt these proposals they could materially adversely affect our business, financial condition and results of operations.

We may be required to defend lawsuits or pay damages in connection with the alleged or actual harm caused by our products or product candidates.

        We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in harm to others. This risk exists in clinical trials as well as in commercial distribution. In addition, the pharmaceutical and biotechnology industries in general have been subject to significant medical malpractice litigation. We may incur significant liability if product liability or malpractice lawsuits against us are successful. Furthermore, product liability claims, regardless of their merits, could be costly and divert our management's attention from other business concerns, or adversely affect our reputation and the demand for our products. Although we maintain product liability insurance, we cannot be certain that this coverage will be adequate or that it will continue to be available to us on acceptable terms.

Rapid technological change could make our products obsolete.

        Pharmaceutical technologies have undergone rapid and significant change. We expect that pharmaceutical technologies will continue to develop rapidly. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any compounds, products or processes that we develop may become obsolete before we recover any expenses incurred in connection with their development. Rapid technological change could make our products obsolete, which could materially adversely affect our business, financial condition and results of operations.

Our products involve the use of hazardous materials, and as a result we are exposed to potential liability claims and to costs associated with complying with laws regulating hazardous waste.

        Our research and development activities involve the use of hazardous materials, including chemicals and biological materials. We believe that our procedures for handling hazardous materials comply with federal and state regulations. However, there can be no assurance that accidental injury or contamination from these materials will not occur. In the event of an accident, we could be held liable for any damages, which could exceed our available financial resources. This liability could materially adversely affect our business, financial condition and results of operations.

        We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products, and we spent approximately $30,500 during the fiscal year ended December 31, 2004 to dispose of these hazardous materials and waste products. We may be required to incur significant costs to comply with environmental laws and regulations in the future that could materially adversely affect our business, financial condition and results of operations.

Risks Related to Our Common Stock

We expect that our stock price will fluctuate significantly.

        We completed our initial public offering in October 2003. Prior to this offering, you could not buy or sell our common stock publicly. After this offering, the average daily trading volume for our common stock has been relatively low. An active public market for our common stock may not continue to develop or be sustained. The stock market, particularly in recent years, has experienced significant volatility particularly with respect to pharmaceutical and biotechnology stocks. The volatility of pharmaceutical and biotechnology stocks often does not relate to the operating performance of the companies represented by the stock. Factors that could cause this volatility in the market price of our common stock include:

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    announcements of the introduction of new products by us or our competitors;

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    market conditions in the pharmaceutical and biotechnology sectors;

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    rumors relating to us or our competitors;

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    litigation or public concern about the safety of our potential products;

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    our quarterly operating results;

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    deviations in our operating results from the estimates of securities analysts; and

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    FDA or international regulatory actions.

The market price of our common stock may also fluctuate in response to the exercise by us of rights under the terms of our convertible preferred stock. For example, we may elect to automatically convert the preferred stock if our common stock price has exceeded 150% of the conversion price of the preferred stock for at least 20 trading days during a 30-day trading period ending within five trading days prior to the notice of automatic conversion. There is a risk of fluctuation in the price of our common stock between the time when we may first elect to automatically convert the preferred stock and the automatic conversion date. These fluctuations may adversely affect the value of the common stock.

Our common stock is junior to our preferred stock with respect to the right to receive payments in the event of a dissolution, liquidation or winding up of Acusphere.

        In February 2005, we issued and sold 900,000 shares of our 6 1/2% convertible exchangeable preferred stock. The preferred stock is senior to the common stock as to liquidation. In the event of our voluntary or involuntary dissolution, liquidation or winding up of Acusphere, holders of our preferred stock will receive a liquidation preference in an amount equal to $50 per share, plus all accrued and unpaid dividends through the distribution date. Only after holders of the preferred stock have received their liquidation preference and any accrued and unpaid dividends will we distribute assets, if any are remaining, to our common stock holders.

We may be the subject of securities class action litigation due to future stock price volatility.

        In the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management.

Future sales of common stock by our existing stockholders may cause our stock price to fall.

        The market price of our common stock could decline as a result of sales by our existing stockholders of shares of common stock in the market, or the perception that these sales could occur. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. As of March 28, 2005, we have 17,829,756 shares of common stock outstanding and 900,000 shares of convertible preferred stock outstanding that are convertible into approximately 6,559,740 shares of our common stock, plus up to a maximum of approximately 1,959,799 additional shares of our common stock issuable at our option in satisfaction of the maximum dividend make- whole payment on these shares of preferred stock. All of the shares of common stock issuable upon conversion of our preferred stock will be freely tradable without restriction under the federal securities laws unless purchased by our affiliates.

Our directors and management will exercise significant control over our company.

        Our directors and executive officers and their affiliates collectively control approximately 12.0% of our outstanding common stock, excluding unexercised options and warrants. As a result, these stockholders, if they act together, will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our common stock.

The terms of our outstanding shares of preferred stock may restrict our ability to raise additional capital or hamper or prevent an acquisition of us.

        In February 2005 we issued and sold 900,000 shares of our 6 1/2% convertible exchangeable preferred stock. In the event of our voluntary or involuntary dissolution, liquidation or winding up of Acusphere, holders of our preferred stock will receive a liquidation preference in an amount equal to $50 per share, plus all accrued and unpaid dividends through the distribution date. Only after holders of the preferred stock have received their liquidation preference and any accrued and unpaid dividends will we distribute assets, if any are remaining, to our common stock holders. Without the vote or consent of the holders of at least a majority of the shares of preferred stock, we can not authorize or sell any equity security that ranks senior to the preferred stock as to dividends or distributions of assets upon liquidation, dissolution or winding up of Acusphere. As a result of this liquidation preference, it may be difficult for us to raise additional capital through the sale of common stock or junior preferred stock on acceptable terms, or at all.

        In addition, without the vote or consent of the holders of at least a majority of the shares of preferred stock we may not effect a consolidation or merger with another entity unless the preferred stock that remains outstanding and its rights, privileges and preferences are unaffected or are converted into or exchanged for preferred stock of the surviving entity having rights, preferences and limitations substantially similar, but no less favorable, to the convertible preferred stock. This provision could hamper a third party's acquisition of us or discourage a third party from attempting to acquire control of us via a merger.

Under some circumstances, the holders of our outstanding shares of preferred stock may be entitled to elect some of the directors of Acusphere.

        In February 2005 we issued and sold 900,000 shares of our 6 1/2% convertible exchangeable preferred stock. Cumulative dividends accrue on our preferred stock at an annual rate of $3.25 per share, payable quarterly on the first day of March, June, September and December, commencing June 1, 2005. Any dividends must be declared by our board of directors and must come from funds that are legally available for dividend payments. If we have not paid dividends on the preferred stock in an aggregate amount equal to at least six quarterly dividends whether or not consecutive, we must increase the size of our board of directors by two additional directors. After this time, and for so long as these dividends remain due and unpaid, holders of the preferred stock, voting separately as a class with holders of preferred stock ranking on the same basis as to dividends having like voting rights, will be entitled to elect two additional directors at any meeting of stockholders at which directors are to be elected. These directors will be appointed to classes on the board as determined by our board of directors. These voting rights will terminate when we have declared and either paid or set aside for payment all accrued and unpaid dividends. The terms of office of all directors so elected will terminate immediately upon the termination of these voting rights.

Provisions of Delaware law or our charter documents could delay or prevent an acquisition of us, even if the acquisition would be beneficial to our stockholders, and could make it more difficult for you to change management.

        Provisions of Delaware law or our charter or by-laws could hamper a third party's acquisition of us, or discourage a third party from attempting to acquire control of us. Stockholders who wish to participate in these transactions may not have the opportunity to do so. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. Further, these provisions make it more difficult for stockholders to change the composition of our board of directors in any one year.

        These provisions include:

    •
    a provision allowing us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of the common stock;

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    the existence of a staggered board of directors in which there are three classes of directors serving staggered three-year terms, thus expanding the time required to change the composition of a majority of directors and potentially discouraging someone from making an acquisition proposal for us;

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    the by-laws' requirement that stockholders provide advance notice when nominating our directors;

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    the inability of stockholders to convene a stockholders' meeting without the chairperson of the board, the chief executive officer, the president or a majority of the board of directors first calling the meeting; and

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    the application of Delaware law prohibiting us from entering into a business combination with the beneficial owner of 15% or more of our outstanding voting stock for a period of three years after the 15% or greater owner first reached that level of stock ownership, unless we meet specified criteria.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

        We have paid no cash dividends on our common stock to date and, other than cash dividends paid on our preferred stock, we currently intend to retain our future earnings, if any, to fund the development and growth of our businesses. In addition, the terms of any future debt or credit facility may preclude us from paying these dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, that are subject to the "safe harbor" created by those sections. This forward-looking information is subject to risks and uncertainties including the factors listed under "Risk Factors," as well as elsewhere in this prospectus and any accompanying prospectus supplement. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to:

    •
    our plans to develop and market new products and the timing of these development programs, in particular the timing of clinical trials and regulatory milestones for AI-700;

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    our clinical development of product candidates, clinical trials and our ability to obtain and maintain regulatory approval for our product candidates;

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    our estimates regarding our capital requirements and our needs for additional financing;

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    our estimates of expenses and future revenues and profitability;

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    our estimates of the size of the potential markets for our product candidates;

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    our selection and licensing of product candidates;

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    our ability to attract collaborators with acceptable development, regulatory and commercialization expertise;

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    the benefits to be derived from corporate collaborations, license agreements and other collaborative efforts, including those relating to the development and commercialization of our product candidates;

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    sources of revenues and anticipated revenues, including contributions from corporate collaborations, license agreements and other collaborative efforts for the development and commercialization of products;

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    our ability to create an effective direct sales and marketing infrastructure for products we elect to market and sell directly;

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    the rate and degree of market acceptance of our product candidates;

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    the timing and amount of reimbursement for our product candidates;

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    the success of other competing therapies that may become available; and

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    the manufacturing capacity for our product candidates.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "intends," "potential" and similar expression intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading "Risk Factors." Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.

        You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

        Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of these securities for general corporate purposes, which may include funding clinical trials, research and development, regulatory activities and the build-out of our commercial manufacturing facility in Tewksbury, Massachusetts, acquisitions, including acquisitions of companies, products, intellectual property or other technology, repayment or refinancing of existing indebtedness, investments, capital expenditures, repurchase of our capital stock and for any other purposes that we may specify in any prospectus supplement. We may also invest the net proceeds temporarily in short-term or marketable securities until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Our ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated is as follows:

	Year Ended December 31,
	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges(1)	$—	$—	$—	$—	$—

(1)
Earnings were not sufficient to cover fixed charges and preferred stock dividends by amounts equal to the net loss of $12,413,759, $16,311,352, $20,712,833, $21,923,437 and $29,959,048 for the years ended December 31, 2000, 2001, 2002, 2003 and 2004, respectively. For this reason, no ratios are provided for these periods.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended to date, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-laws, which we refer to as our By-laws, each of which is incorporated by reference into the registration statement of which this prospectus is a part and, with respect to any new shares of preferred stock, the certificate of designation which will be filed with the SEC for each new series of preferred stock we may designate, if any.

  General

        We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

        We have 103,500,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 98,500,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. The authorized shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

  Common Stock

        As of March 28, 2005, we have approximately 17,829,756 shares of common stock outstanding. Holders of common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote in such election. Holders of common stock are entitled to receive ratably any dividends as may be declared by the board of directors out of funds legally available for distribution, after provision has been made for any preferential dividend rights of outstanding preferred stock, if any. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the net assets available after the payment of all of our debts and other liabilities, and after the satisfaction of the rights of any outstanding preferred stock, if any. Holders of the common stock have no preemptive, subscription, redemption or conversion rights. The rights, powers, preferences and privileges of holders of common stock are subordinate to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

        Our common stock is listed on the Nasdaq National Market under the symbol "ACUS." American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Its address is 59 Maiden Lane, New York, NY 10038, and its telephone number is (212) 936-5100.

  Outstanding Convertible Preferred Stock

        As of March 28, 2005, we have designated 1,000,000 shares, of which 900,000 shares are issued and outstanding, of our convertible preferred stock. The 900,000 shares of convertible preferred stock that are issued and outstanding are convertible into approximately 6,559,740 shares of our common stock, plus up to a maximum of approximately 2,000,000 additional shares of our common stock issuable at our option in satisfaction of the maximum dividend make-whole payment, described below, on these shares of convertible preferred stock. Each share of convertible preferred stock has a liquidation preference of $50 per share and is initially convertible into 7.2886 shares of our common stock, representing a conversion price of $6.86 per share, subject to customary adjustments. Only after holders of the convertible preferred stock have received their liquidation preference and any accrued and unpaid dividends will we distribute assets, if any are remaining, to our common stock holders.

        Dividends will be cumulative from the date of original issue at the annual rate of $3.25 per share of convertible preferred stock, payable quarterly. Any dividends must be declared by our board of directors and must come from funds that are legally available for dividend payments. If we have not paid dividends on the convertible preferred stock in an aggregate amount equal to at least six quarterly dividends whether or not consecutive, we must increase the size of our board of directors by two additional directors. After this time, and for so long as these dividends remain due and unpaid, holders of the convertible preferred stock, voting separately as a class with holders of preferred stock ranking on the same basis as to dividends having like voting rights, will be entitled to elect two additional directors at any meeting of stockholders at which directors are to be elected. These directors will be appointed to classes on the board as determined by our board of directors. These voting rights will terminate when we have declared and either paid or set aside for payment all accrued and unpaid dividends. The terms of office of all directors so elected will terminate immediately upon the termination of these voting rights.

        We may elect to automatically convert some or all of the convertible preferred stock into shares of our common stock if the closing price of our common stock has exceed $10.30 per share (150% of the conversion price) for at least 20 trading days during any 30-day trading period. Prior to March 1, 2009, if we elect to automatically convert, or if any holder elects to voluntarily convert, the convertible preferred stock, we will also make an additional payment equal to the aggregate amount of dividends that would have been payable on the preferred stock so converted from the original date of issuance through and including March 1, 2009, less any dividends already paid on the convertible preferred stock. This additional payment is payable by us, at our option, in cash, in additional shares of our common stock or in a combination of both.

        Without the vote or consent of the holders of at least a majority of the shares of convertible preferred stock, we can not authorize or sell any equity security that ranks senior to the preferred stock as to dividends or distributions of assets upon liquidation, dissolution or winding up of Acusphere. In addition, without the vote or consent of the holders of at least a majority of the shares of preferred stock we may not effect a consolidation or merger with another entity unless the preferred stock that remains outstanding and its rights, privileges and preferences are unaffected or are converted into or exchanged for preferred stock of the surviving entity having rights, preferences and limitations substantially similar, but no less favorable, to the convertible preferred stock.

  Undesignated Preferred Stock

        Our Certificate of Incorporation permits us to issue up to 4,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. The designation, powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including:

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    the designation of the series, which may be by distinguishing number, letter or title;

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    the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease (but not below the number of shares thereof then outstanding);

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    whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

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    the dates on which dividends, if any, shall be payable;

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    the redemption rights and price or prices, if any, for shares of the series;

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    the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

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    the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Acusphere;

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    whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of Acusphere or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

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    restrictions on the issuance of shares of the same series or of any other class or series; and

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    the voting rights, if any, of the holders of shares of the series, provided that no share of preferred stock of any series will be entitled to more than one vote per share of preferred stock.

        If our board of directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

  Certain Provisions in our Certificate of Incorporation and By-laws

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A "business combination" is defined as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

        In addition, some provisions of our certificate of incorporation and by-laws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in his or her best interest. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:

        Stockholder Action; Special Meeting of Stockholders.    Our certificate of incorporation provides that stockholders may not take action by written consent, but only at a duly called annual or special meeting of stockholders. The certificate of incorporation further provides that special meetings of our stockholders may be called only by the chairman of the board of directors or a majority of the board of directors, and in no event may the stockholders call a special meeting. Thus, without approval by the chairman of the board of directors or a majority of the board of directors, stockholders may take no action between meetings.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our by-laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice of this intention in writing. To be timely, a stockholder's notice must be delivered to our secretary at our principal executive offices not less than 120 days prior to the first anniversary of the date of our notice of annual meeting provided with respect to the previous year's annual meeting of stockholders. However, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days from the time of the previous year's annual meeting, then a proposal shall be received no later than the later of the close of business on the sixtieth day prior to such annual meeting or on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. The amended and restated by-laws also include a similar requirement for making nominations at special meetings and specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

        Authorized but Unissued Shares.    The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq National Market. These additional shares may be utilized for a variety of corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Super-majority Voting.    Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws requires a greater percentage. We have provisions in our certificate which require 75% of the voting power of all of the then outstanding shares of our capital stock to amend or repeal certain provisions in our certificate of incorporation which include, but is not limited to provisions which would reduce or eliminate the number of authorized common or preferred shares and all indemnification provisions. We also have provisions in our certificate which require 75% of the voting power of all of the then outstanding shares of our capital stock to adopt, amend or repeal any provision of our by-laws.

        Staggered Board.    Our certificate of incorporation and by-laws provide for the division of our board of directors into three classes, as nearly equal in size as possible, with staggered three-year terms. In addition, our certificate of incorporation and by-laws provide that directors may be removed without cause only by the affirmative vote of the holders of 75% of the shares of capital stock entitled to vote for the election of directors at an election of directors. Any one or more or all of the directors may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors. Under our certificate of incorporation and by-laws, any vacancy on the board of directors, for the election of directors, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The classification of the board of directors and the limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

DESCRIPTION OF DEBT SECURITIES

  General

        The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Acusphere, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

        In this description of the debt securities, the terms "Acusphere," "we," "us," "our" and similar names refer to Acusphere and do not include its subsidiaries, except for purposes of financial data determined on a consolidated basis. Debt securities that we may issue will be issued under the indenture between us and The Bank of New York, as trustee. This prospectus refers to The Bank of New York as the trustee. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. If we enter into any indenture supplement, we will file a copy of that supplement with the SEC.

        THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

        The indenture contains no covenant or provision which affords debt holders protection in the event of a highly leveraged transaction.

        Unless otherwise set forth in an indenture supplement and described in a prospectus supplement, our subsidiaries will have no direct obligation to pay amounts due on the debt securities. The debt securities effectively will be subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Such indebtedness would effectively rank senior to the debt securities. The indenture permits us and our subsidiaries to incur substantial amounts of additional indebtedness and other liabilities. Any rights of Acusphere and our creditors, including the holders of debt securities, to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including trade creditors, and the holders of any preferred stock of that subsidiary.

  Information You Will Find In The Prospectus Supplement

        The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

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    the title and denominations of the debt securities of the series;

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    any limit on the aggregate principal amount of the debt securities of the series;

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    the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

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    the interest rate or rates (which may be fixed or variable) on the debt securities of the series (if any) or the method of determining such rate or rates;

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    the interest payment dates for the series of debt securities or the method by which such date will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

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    the place or places where the principal and interest on the series of debt securities will be payable;

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    the price and terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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    our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or at the option of the holders and the terms of any such redemption, purchase, or repayment;

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    if other than denominations of $1,000, the denominations in which the debt securities may be issued;

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    the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

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    if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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    if the amount of principal payable at the stated maturity date of the debt securities will not be determinable prior to the stated maturity date, the manner in which such amount will be determined;

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    any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

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    the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable;

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    the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;

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    whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

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    any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare acceleration;

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    the terms and conditions, if any, upon which a global security may be exchanged for other individual debt securities in definitive registered form;

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    any trustees, authenticating or paying agents, transfer agents or registrars;

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    the applicability of, and any addition to or change in, the covenants currently set forth in the indenture or in the terms relating to permitted consolidations, mergers, or sales of assets;

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    the subordination, if any, of the debt securities of the series and terms of the subordination;

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    with regard to debt securities of a series that does not bear interest, the dates for certain required reports to the trustee; and

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    any other terms of the debt securities of the series which are not prohibited by the indenture.

        Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. Holders of registered debt securities may present debt securities for transfer in the manner, at the places, and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture and the applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

  Senior Debt

        We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

  Subordinated Debt

        We may issue subordinated debt securities under the indenture and any coupons that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and the applicable indenture supplement, to all of our "senior indebtedness." "Senior indebtedness" includes our obligations and obligations guaranteed or assumed by us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, in each case, identified by our board of directors as senior indebtedness. "Senior indebtedness" does not include subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness.

        In general, the holders of all senior indebtedness are entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities upon the occurrence of certain events. These events include:

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    any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceedings which concern us or a substantial part of our property;

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    except as provided in the indenture, any default on the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness which has not been paid within the applicable grace period;

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    any other default on senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms, and unless either (a) such default shall have been cured or waived and any such acceleration shall have been rescinded or (b) such senior indebtedness shall have been paid in full; and

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    the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default contained in the indenture.

        If we issue a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

  Senior Subordinated Debt

        We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the indenture, subordinate and junior in right of payment to all of our "senior indebtedness" and senior to our other subordinated debt. See the discussions above under "—Senior Debt" and "—Subordinated Debt" for a more detailed explanation of our senior and subordinated indebtedness.

  Interest Rate

        Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

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    any discounted debt securities; and

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    any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

  Registered Global Securities

        We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

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    by the depositary for the registered global security to a nominee of the depositary;

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    by a nominee of the depositary to the depositary or another nominee of the depositary; and

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    by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement concerning any portion of that series of debt securities to be represented by a registered global security.

        We anticipate that the following provisions will generally apply to all depositary arrangements:

        Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depositary. These persons are referred to as "participants." Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depositary for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

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    may not have the debt securities represented by a registered global security registered in their names;

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    will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

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    will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

        We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payment Of Interest On And Principal Of Registered Global Securities

        We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owner of the registered global security. None of Acusphere, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

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    any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

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    maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

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    the payments to beneficial owners of the global security of amounts paid to the depositary or its nominee; or

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    any other matter relating to the actions and practices of the depositary, its nominee or any of its participants.

        We expect that the depositary, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of participants.

  Exchange Of Registered Global Securities

        We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

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    the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act; and

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    we do not appoint a successor depositary within 90 days.

        In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

  Covenants By Acusphere

        The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture with respect to each series of debt securities may contain additional covenants, including covenants which could restrict our right and our subsidiaries, right to incur additional indebtedness or liens and to take certain actions with respect to their respective businesses and assets.

  Events Of Default

        Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

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    failure to pay when due any interest on any debt security of that series, continued for 30 days;

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    failure to pay when due principal of, or premium, if any, on, any debt security of that series;

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    default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

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    failure to comply with the restrictive covenant prohibiting us from engaging in certain consolidations, mergers, or transfers of all or substantially all of our assets;

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    failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

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    certain events of bankruptcy, insolvency or similar proceedings affecting us; and

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    any other event of default specified in any supplemental indenture under which such series of debt securities are issued.

        Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

        After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

        No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

  Supplemental Indentures

        We and the trustee may, at any time and from time to time, without notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, to, among other things:

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    add guarantees to or secure any series of debt securities;

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    provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

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    surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

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    cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

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    modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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    add to or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal or premium with respect to debt securities so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

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    in the case of subordinated debt securities, to make any change in the provisions relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if such holder of senior indebtedness consents to such a change);

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    add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

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    evidence and provide for the acceptance of appointment by a successor or separate trustee;

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    establish the form or terms of debt securities of any series; and

    •
    make any change that does not adversely affect the interests of the holders of debt securities.

        With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

        Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

    •
    extend the final maturity of the principal of, or any installment of interest on, any debt securities;

    •
    reduce the principal amount of any debt securities or the rate of interest on any debt securities;

    •
    change the currency in which any debt securities are payable;

    •
    release any security interest that may have been granted with respect to such debt securities;

    •
    impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

    •
    reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment;

    •
    reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

    •
    make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

  Satisfaction And Discharge Of The Indenture; Defeasance

        To the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

        In addition, we have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

        We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

        The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government obligations held in trust will not be subject to the subordination provisions of the indenture.

  Mergers, Consolidations And Certain Sales Of Assets

        We may not

    •
    consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

    •
    transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

    •
    the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

    •
    immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

    •
    we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

  Governing Law

        The indenture and the debt securities will be governed by the laws of the State of New York.

  No Personal Liability Of Directors, Officers, Employees And Stockholders

        No director, officer, incorporator or stockholder of Acusphere, as such, shall have any liability for any obligations of Acusphere under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as director, officer, incorporator or stockholder of Acusphere. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

  Conversion Or Exchange Rights

        Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

    •
    the conversion or exchange price;

    •
    the conversion or exchange period;

    •
    provisions regarding our ability or that of the holder to convert or exchange the debt securities;

    •
    events requiring adjustment to the conversion or exchange price; and

    •
    provisions affecting conversion or exchange in the event of our redemption of such debt securities.

  Concerning The Trustee

        The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

        The indenture contains limitations on the right of the trustee, should it become a creditor of Acusphere, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions; however, if it acquires any conflicting interest relating to any duties with respect to the debt securities it must eliminate the conflict or resign as trustee.

        The initial trustee is one of a number of banks with which we and our subsidiaries may maintain ordinary banking relationships and with which we and our subsidiaries may maintain credit facilities.

  Limitations On Issuance Of Bearer Debt Securities

        Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF WARRANTS

        We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

        The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

    •
    the title of such warrants;

    •
    the aggregate number of such warrants;

    •
    the price or prices at which such warrants will be issued;

    •
    the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

    •
    the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

    •
    the price at which the securities purchasable upon exercise of such warrants may be purchased;

    •
    the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

    •
    any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

    •
    if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

    •
    if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

    •
    if applicable, the date on and after which such warrants and the related securities will be separately transferable;

    •
    information with respect to book-entry procedures, if any; and

    •
    any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

        Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

        Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

        After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including (i) in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture, or (ii) in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

        We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

        If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

        If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

        The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

        Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

        Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

        Each series of securities will be a new issue of securities and will have no established trading market (other than our common stock). Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on Nasdaq.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Acusphere, Inc. and subsidiaries incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file at the SEC's public reference room located at: 450 Fifth Street, N.W., Washington, DC 20549. You can request copies of these documents and obtain information on the operation of the public reference room by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and our SEC filings are also available at such website. This website address is included in this document as an inactive textual reference only. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 "K" Street, Washington, D.C. 20006.

        You may also obtain information about us, including copies of our SEC reports, through our website at http://www.acusphere.com. This website address is not an active link to the registration statement of which this prospectus is a part, and any documents, references, links or other materials of any kind contained or referred to on such website are not part of the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under

Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus:

    •
    Our Annual Report on Form 10-K for the year ended December 31, 2004;

    •
    Our current reports on Form 8-K filed March 16, 2005, March 25, 2005 and April 4, 2005; and

    •
    The description of our common stock contained in the section titled "Description of Registrant's Securities to be Registered" contained in our Registration Statement on Form 8-A filed under the Exchange Act with the SEC on September 20, 2003 (File No. 000-50405) and incorporating by reference the information contained in our Registration Statement on Form S-1 (file No. 333-106725), including any amendment or report filed for the purpose of updating that description.

        Current Reports on Form 8-K containing only Regulation FD or Regulation G disclosure furnished under Item 9 or 12 of Form 8-K are not incorporated herein by reference.

        Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Acusphere, Inc., Attn: Investor Relations, 500 Arsenal Street, Watertown, Massachusetts 02472, telephone number (617) 648-8800.

        Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        This information is part of a registration statement we filed with the SEC. You should rely only on the information and representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses payable by us in connection with the offerings described in this registration statement, other than underwriting discounts and commissions.

SEC Registration Fee	$6,709
Nasdaq National Market Listing Fee	*10,000
Printing Expenses	*25,000
Trustee Fees and Expenses	*10,000
Accounting Fees and Expenses	*10,000
Legal Fees and Expenses	*50,000
Miscellaneous	*13,291
TOTAL	$125,000

*
Estimated pursuant to Item 511 of Regulation S-K

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Delaware General Corporation Law and the registrant's certificate of incorporation and by-laws provide for indemnification of the registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

        Our certificate of incorporation provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

        Our by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, subject to certain exceptions. These provisions may also shield directors from liability under federal and state securities laws.

ITEM 16. EXHIBITS

Exhibit No.	Description
1.01	Form of Underwriting Agreement.*
3.01	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.01 to Acusphere's Current Report on Form 10-K for the period ending December 31, 2004 and incorporated herein by reference).

3.02	Certificate of Powers, Designations, Preferences and Rights of the 6 1/2% Convertible Exchangeable Preferred Stock (previously filed as Exhibit 3.03 to Acusphere's Current Report on Form 10-K for the period ending December 31, 2004 and incorporated herein by reference).
3.03	Amended and Restated By-Laws (previously filed as Exhibit 3.04 to Acusphere's Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference).
4.01	Form of Indenture between the Company and The Bank of New York, as trustee, relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness.*
4.02	Form of Debt Security.**
4.03	Form of Debt Warrant Agreement (together with form of Debt Warrant Certificate).**
4.04	Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate).**
4.05	Form of Preferred Stock Warrant Agreement (together with form of Preferred Stock Warrant Certificate).**
4.06	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate).**
4.07	Specimen certificate representing Acusphere's common stock (previously filed as Exhibit 4.021 to Acusphere's Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference).
5.01	Legal Opinion of Goodwin Procter LLP.*
12.01	Computation of Ratios of Earnings to Fixed Charges.*
23.01	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.02	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.01).*
24.01	Power of Attorney (included on signature page to this Registration Statement).*
25.01	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Indenture.*

*
Filed herewith.

**
To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby further undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by

      Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5)
    That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (6)
    That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7)
    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Watertown, Massachusetts, on the 4th day of April, 2005.

ACUSPHERE, INC.
By:	/s/ SHERRI C. OBERG Sherri C. Oberg Chief Executive Officer and President

        We, the undersigned officers and directors of Acusphere, Inc. hereby severally constitute and appoint Sherri Oberg and John Thero, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and any related subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Acusphere, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ SHERRI C. OBERG Sherri C. Oberg	President and Chief Executive Officer and Director (Principal Executive Officer)	April 4, 2005
/s/ JOHN F. THERO John F. Thero	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 4, 2005
/s/ FRANK BALDINO, JR. Frank Baldino, Jr.	Director	April 4, 2005
/s/ GAREN BOHLIN Garen Bohlin	Director	April 4, 2005
/s/ SANDRA FENWICK Sandra Fenwick	Director	April 4, 2005
/s/ MARTYN GREENACRE Martyn Greenacre	Director	April 4, 2005
/s/ DEREK LEMKE-VON AMMON Derek Lemke-von Ammon	Director	April 4, 2005
/s/ KATE MITCHELL Kate Mitchell	Director	April 4, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.01	Form of Underwriting Agreement.*
3.01	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.01 to Acusphere's Current Report on Form 10-K for the period ending December 31, 2004 and incorporated herein by reference).
3.02	Certificate of Powers, Designations, Preferences and Rights of the 6 1/2% Convertible Exchangeable Preferred Stock (previously filed as Exhibit 3.03 to Acusphere's Current Report on Form 10-K for the period ending December 31, 2004 and incorporated herein by reference).
3.03	Amended and Restated By-Laws (previously filed as Exhibit 3.04 to Acusphere's Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference).
4.01	Form of Indenture between the Company and The Bank of New York, as trustee, relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness.*
4.02	Form of Debt Security.**
4.03	Form of Debt Warrant Agreement (together with form of Debt Warrant Certificate).**
4.04	Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate).**
4.05	Form of Preferred Stock Warrant Agreement (together with form of Preferred Stock Warrant Certificate).**
4.06	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate).**
4.07	Specimen certificate representing Acusphere's common stock (previously filed as Exhibit 4.021 to Acusphere's Registration Statement on Form S-1 (File No. 333-106725) and incorporated herein by reference).
5.01	Legal Opinion of Goodwin Procter LLP.*
12.01	Computation of Ratios of Earnings to Fixed Charges.*
23.01	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*
23.02	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.01).*
24.01	Power of Attorney (included on signature page to this Registration Statement).*
25.01	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York, as trustee under the Indenture.*

*
Filed herewith.

**
To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
ABOUT ACUSPHERE, INC.
CORPORATE INFORMATION
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX